SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

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        14a-6(e)(2))
[ ]     Definitive Proxy Statement
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[X]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               WEIS MARKETS, INC.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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WEIS MARKETS INC.                                  1000 S. 2nd Street
                                                   Sunbury, Pennsylvania 17801
                                                   Phone 570-286-3636
                                                   Fax 570-286-3692

PRESS RELEASE

Contact: Dennis V. Curtin                          FOR IMMEDIATE RELEASE
Phone: (570) 286-3636                              December 2, 1999
E-Mail: DCurtin934@aol.com

                 WEIS MARKETS RESPONDS TO DISSIDENT GROUP FILING

SUNBURY, Pa., Dec. 2 -- Weis Markets (NYSE: WMK) today said it is committed to continuing to build value for all of its shareholders and will oppose the actions of a dissident group that is seeking to replace the current board.

Earlier this week, a group that includes the family of Janet Weis and lawyers for the Degenstein Foundation (the dissident group) filed a Schedule 13D-A that seeks to replace the Company's current board of directors and have the company pursue a merger or business combination.

The Company said that it recently began negotiations with certain members of the dissident group with respect to purchasing the group's Common Stock in order to accommodate the personal interests of the members' goal of liquidating shares they hold. The Company believes that the recent filing by the dissident group represents an effort on their part to achieve that personal goal.

Robert F. Weis, Chairman of Weis Markets, stated, "We are disappointed that the actions of the dissident group have had a disruptive affect on the Company, especially during the busiest time of the year. Our goal has been and will continue to be enhancing the value for all of our shareholders. While the Company is not for sale, we are actively working with our financial advisors, Morgan Stanley Dean Witter, to study a range of alternatives that will create value in a manner that serves the interests of all our shareholders."

Mr. Weis, whose family controls 41%, added, "The dissident shareholder group, which also controls 41%, has a specific and personal financial agenda that we will take into account but we will not allow their personal agenda to deter us from serving the best interests of all shareholders, our loyal employees and the communities we serve."
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CERTAIN ADDITIONAL INFORMATION: The following persons may be deemed to be
"participants" in a solicitation opposing the proposals of the dissident group:
Weis Markets, Inc.; Robert F. Weis (Chairman of the Board and Treasurer of the Company); Norman S. Rich (Director and President of the Company); William R. Mills (Director, Vice President Finance and Secretary of the Company); Jonathan
H. Weis (Director and Vice President Property Management and Development of the Company); and Richard E. Shulman (Director of the Company). As of November 30, 1999, Robert Weis may be deemed to beneficially own 12,764,153 shares of the Company's common stock; Mr. Rich may be deemed to beneficially own 64,543 shares of the Company's common stock; Mr. Mills may be deemed to beneficially own 11,000 shares of the Company's common stock; Jonathan Weis may be deemed to beneficially own 87,563 shares of the Company's common stock; and Mr. Shulman may be deemed to beneficially own 222 shares of the Company's common stock.